U.S. Bank | Confidential 1 U.S. Bancorp 4Q23 Earnings Conference Call January 17, 2024

U.S. Bancorp 2 Forward-looking Statements and Additional Information The following information appears in accordance with the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, future economic conditions and the anticipated future revenue, expenses, financial condition, asset quality, capital and liquidity levels, plans, prospects and operations of U.S. Bancorp. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements, including the following risks and uncertainties: deterioration in general business and economic conditions or turbulence in domestic or global financial markets, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions, which could affect the ability of depository institutions, including U.S. Bank National Association, to attract and retain depositors, and could affect the ability of financial services providers, including U.S. Bancorp, to borrow or raise capital; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; changes to regulatory capital, liquidity and resolution-related requirements applicable to large banking organizations in response to recent developments affecting the banking sector; changes to statutes, regulations, or regulatory policies or practices, including capital and liquidity requirements, and the enforcement and interpretation of such laws and regulations, and U.S. Bancorp’s ability to address or satisfy those requirements and other requirements or conditions imposed by regulatory entities; changes in interest rates; increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; risks related to originating and selling mortgages, including repurchase and indemnity demands, and related to U.S. Bancorp’s role as a loan servicer; impacts of current, pending or future litigation and governmental proceedings; increased competition from both banks and non-banks; effects of climate change and related physical and transition risks; changes in customer behavior and preferences and the ability to implement technological changes to respond to customer needs and meet competitive demands; breaches in data security; failures or disruptions in or breaches of U.S. Bancorp’s operational, technology or security systems or infrastructure, or those of third parties; failures to safeguard personal information; impacts of pandemics, natural disasters, terrorist activities, civil unrest, international hostilities and geopolitical events; impacts of supply chain disruptions, rising inflation, slower growth or a recession; failure to execute on strategic or operational plans; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; effects of changes in or interpretations of tax laws and regulations; management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk; and the risks and uncertainties more fully discussed in the section entitled “Risk Factors” of U.S. Bancorp’s Form 10-K for the year ended December 31, 2022, and subsequent filings with the Securities and Exchange Commission. In addition, U.S. Bancorp’s acquisition of MUB presents risks and uncertainties, including, among others, the risk that any revenue synergies and other anticipated benefits of the acquisition may not be realized or may take longer than anticipated to be realized. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events. This presentation includes non-GAAP financial measures to describe U.S. Bancorp’s performance. The calculations of these measures are provided in the Appendix. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

U.S. Bancorp 3 4Q23 Highlights ▪ Strong financial performance › Highly diversified and sustainable fee revenue streams; Prudent expense management ▪ Prudent balance sheet repositioning › Focus on high-margin / high-return business; Strategic securities restructuring ▪ Disciplined credit risk management › Asset quality metrics in line with expectations; Through-the-cycle approach to credit underwriting ▪ Continued capital accretion › Driven by enhanced earnings generation and balance sheet optimization initiatives $0.49 | $0.99 9.9% + 20 bps vs. 3Q23 $22.30 +7.0% vs 3Q23 +12.1% Reported Adjusted 1 Earnings per share CET1 Ratio2 Adjusted Net Revenue 1 Tangible Book Value per share 1 4Q23 Adjusted Noninterest Income Growth (YoY) 1 1 Non-GAAP; see slide 7 and the appendix for calculations and description of notable items 2 Common equity tier 1 capital to risk-weighted assets, reflecting Basel III standardized with 5 year current expected credit losses (CECL) transition Notes: Book value per share was $31.13 per common share; Reported net revenue was $6.8 billion and $28.1 billion for Q423 and FY 2023, respectively; Reported noninterest income was $2.6 billion and $2.0 billion for Q423 and Q422, respectively $6.9B | $28.3B (Record) FY 20234Q23

4Q23 Highlights

Income Statement

$ in millions, except EPS	Reported 4Q23	Adjusted[1] 4Q23	Adjusted change vs. 3Q23[1]	Adjusted change vs. 4Q22[1]
Net interest income[2]	$4,142	$4,142	(3.0) %	(4.2) %
Noninterest income	2,620	2,738	(.9)	12.1
Net income to Company	847	1,627	(6.3)	(13.3)
Diluted EPS	$0.49	$0.99	(5.7)	(17.5)

Balance Sheet

$ in billions	Ending balance 4Q23	Avg balance 4Q23	Average Period Balance change vs. 3Q23	Average Period Balance change vs. 4Q22
Total assets	$663.5	$651.4	(1.9) %	4.7 %
Earning assets	601.5	594.2	(1.8)	3.8
Total loans	373.8	372.9	(1.1)	3.6
Total deposits	512.3	502.8	(1.9)	4.3

Credit Quality

$ in millions	4Q23	Change vs. 3Q23	Change vs. 4Q22
Nonperforming assets	$1,494	14.0 %	47.0 %
NPA ratio	0.40 %	5 bps	14 bps
Net charge-off ratio	0.49 %	5 bps	26 bps[1]

Capital

	4Q23	Change vs. 3Q23	Change vs. 4Q22
CET1 capital ratio[3]	9.9 %	20 bps	150 bps
Total risk-based capital ratio	13.7 %	30 bps	180 bps
Book value per share	$31.13	4.7 %	8.4 %
Tangible book value per share[1]	$22.30	7.0 %	14.7 %
Earnings returned (millions)[4]	$784		

[1] Non-GAAP; see slides 6 and 7 and the appendix for calculations and description of notable items
[2] Taxable-equivalent basis; see appendix for calculation
[3] Common equity tier 1 capital to risk-weighted assets, reflecting Basel III standardized with 5 year current expected credit losses (CECL) transition
[4] Earnings returned (millions) = total common dividends paid and aggregate value of common shares repurchased inclusive of treasury shares repurchased in connection with stock compensation plans

U.S. Bancorp 4

U.S. Bancorp 5 Performance Ratios 1 Non-GAAP; see appendix for calculations and description of notable items 2 Net interest margin on a taxable-equivalent basis 1.20% 1.04% 0.99% 0.59% 0.91% 0.52% Return on Average Assets Adjusted for notable items 4Q22 3Q23 4Q23 16.8% 13.7% 12.9% 8.0% 11.9% 6.4% Return on Average Common Equity Adjusted for notable items 4Q22 3Q23 4Q23 23.4% 21.0% 19.6% 11.5% 18.4% 10.5% Return on Tangible Common Equity Adjusted for notable items 4Q22 3Q23 4Q23 63.3% 64.4% 75.9% 58.4% 60.4% 61.1% 3.01% 2.81% 2.78% Adjusted Efficiency Ratio Efficiency Ratio Net Interest Margin 4Q22 3Q23 4Q23 Return on Average Assets Return on Average Common Equity Return on Tangible Common Equity1 Efficiency Ratio1 & Net Interest Margin 2 1 1 1 1 1 1 1 1 1 1 1 1

4Q23 Earnings Summary – Notable Items

Notable Items Impact:

$ in millions	4Q23 Income Before Taxes	4Q23 Net Income Attributable to U.S. Bancorp	4Q23 Diluted Earnings Per Common Share
Reported	$1,031	$847	$.49
Notable items	1,133	780	.50
Adjusted	$2,164	$1,627	$.99

Key notable Items:

$ in millions	4Q23	3Q23	4Q22
Balance sheet optimization	$118	$—	$399
Merger and integration	171	284	90
FDIC special assessment	734	—	—
Foundation contribution	110	—	—
Provision for credit losses	—	—	791
Notable items	1,133	284	1,280
Tax expense (a)	(353)	(71)	(328)
Notable items, net of tax	$780	$213	$952

(a) 4Q23 includes $70 million of favorable discrete tax settlements

4Q23 Notable Items:

- **Balance sheet optimization**
  - 4Q23 impacted by a rebalancing of our investment securities portfolio enhancing our earnings, capital and liquidity profile.
- **Merger & integration charges**
  - Charges include the continued impact of merger and integration costs associated with the Union Bank acquisition.
- **FDIC Special Assessment, Foundation Contribution & Tax Settlements**
  - 4Q23 impacted by one-time special assessment related to loss recovery of the deposit insurance fund from recent banking institution failures and a one-time charitable contribution to fund obligations under the Community Benefit Plan, partially offset by favorable tax settlements.

Prior Quarters Notable Items:

- 3Q23 impacted by $284 million of merger and integration-related charges.
- 4Q22 impacted by $1.3 billion of notable items including:
  - $(399) million of noninterest income related to balance sheet repositioning and capital management actions.
  - $90 million of merger and integration-related charges.
  - $791 million of provision for credit losses related to the acquisition of MUB and balance sheet optimization activities.

U.S. Bancorp

6

4Q23 Earnings Summary – Detail

$ in millions, except EPS	4Q22 Reported	3Q23 Reported	4Q23 Reported	4Q23 Notable Items[2]	4Q23 Adjusted	Excluding Notable Items[2] % Change vs 3Q23 Adjusted	Excluding Notable Items[2] % Change vs 4Q22 Adjusted
Net Interest Income	$4,293	$4,236	$4,111	$—	$ 4,111	(3.0) %	(4.2) %
Taxable-equivalent Adjustment	32	32	31	—	31	(3.1)	(3.1)
Net Interest Income (taxable-equivalent basis)	4,325	4,268	4,142	—	4,142	(3.0)	(4.2)
Noninterest Income	2,043	2,764	2,620	(118)	2,738	(.9)	12.1
Net Revenue	**6,368**	**7,032**	**6,762**	**(118)**	**6,880**	**(2.2)**	**1.7**
Noninterest Expense	4,043	4,530	5,219	1,015	4,204	(1.0)	6.3
Operating Income	**2,325**	**2,502**	**1,543**	**(1,133)**	**2,676**	**(3.9)**	**(4.9)**
Provision for credit losses	1,192	515	512	—	512	(.6)	27.7
Income Before Taxes	**1,133**	**1,987**	**1,031**	**(1,133)**	**2,164**	**(4.7)**	**(10.3)**
Applicable Income Taxes	203	463	170	(353)	523	(2.1)	(1.5)
Net Income	**930**	**1,524**	**861**	**(780)**	**1,641**	**(5.5)**	**(12.8)**
Non Controlling Interests	(5)	(1)	(14)	—	(14)	nm	nm
Net Income to Company	**925**	**1,523**	**847**	**(780)**	**1,627**	**(6.3)**	**(13.3)**
Preferred Dividends/Other	72	111	81	(5)	86	(23.2)	13.2
Net Income to Common	**$853**	**$1,412**	**$766**	**($775)**	**$1,541**	**(5.1) %**	**(14.4) %**
Net Interest Margin[1]	3.01%	2.81%	2.78%	—%	2.78%	(3) bps	(23) bps
Efficiency Ratio[2]	63.3%	64.4%	75.9%	14.8%	61.1%	70 bps	270 bps
Diluted EPS	$.57	$.91	$.49	$(.50)	$.99	(5.7) %	(17.5) %

U.S. Bancorp

[1] Taxable-equivalent basis
[2] Non-GAAP; see appendix for calculations and description of notable items

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U.S. Bancorp 8 Balance Sheet Summary The strength and stability of our balance sheet enables us to withstand economic pressures while continuing to meet the needs of our customers Total Average Deposits Highlights Total Average Loan Balance $389 $377 $373 2Q23 3Q23 4Q23 $497 $512 $503 2Q23 3Q23 4Q23 ▪ Focused on capital efficient growth opportunities as we benefit from stabilized core deposit levels; Consumer deposits grew 1% linked quarter. ▪ Linked quarter average deposit balances decreased 1.9% driven by more disciplined deposit pricing and high cost runoff; Mix shift trending in line with expectations. ▪ Total interest bearing liability cost of 3.02% (versus 2.87% last quarter) benefited from improved funding mix. Consumer Deposit Growth (Avg.) $217 $222 $224 2Q23 3Q23 4Q23 $ in billions

U.S. Bancorp 9 ▪ Year-over-year performance was impacted by deposit mix and pricing, partially offset by the acquisition of Union Bank and higher rates on earning assets. ▪ Linked quarter decrease in net interest income and margin due to higher deposit mix and pricing, partially offset by the impact of higher rates on earning assets and balance sheet repositioning. $ in millions 1 Non-GAAP; see appendix for calculations 4Q23 3Q23 4Q22 Loans $5,742 $5,700 $4,532 Loans held for sale 36 42 38 Investment securities 1,182 1,152 988 Other interest income 803 860 416 Total interest income $7,763 $7,754 $5,974 Deposits $2,751 $2,580 $1,081 Short-term borrowings 332 450 318 Long-term debt 569 488 282 Total interest expense $3,652 $3,518 $1,681 Net interest income $4,111 $4,236 $4,293 Taxable-equivalent adjustment $31 $32 $32 Net interest income, on a taxable-equivalent basis1 $4,142 $4,268 $4,325 Net interest margin (taxable-equivalent basis) 2.78% 2.81% 3.01 % Net Interest Income (taxable-equivalent basis)1 -3% Linked Quarter -4% Year-Over-Year Net Interest Income

U.S. Bancorp 10 ▪ Year-over-year increase driven by higher payments service revenue, as well as trust and investment management fees, commercial products, mortgage banking, and other noninterest income. ▪ On a linked quarter basis, noninterest income decreased due to seasonally lower commercial product revenue offset by higher other revenue. $ in millions Payments = card, corporate payment products and merchant processing Other = commercial products, investment products fees, securities gains (losses) and other 1 Non-GAAP; see slides 6 and 7 and the appendix for calculations and description of notable items 4Q23 3Q23 4Q22 Payments $1,027 $1,037 $947 Service Charges 324 334 314 Mortgage 137 144 104 Trust & Inv Mgmt 621 627 571 Other 629 622 506 Noninterest Income, Adjusted1 $2,738 $2,764 $2,442 Notable Items1 (118) — (399) Noninterest Income, Reported $2,620 $2,764 $2,043 Noninterest Income Reported -5% Linked Quarter +28% Year-Over-Year Excluding Notable Items1 -1% Linked Quarter +12% Year-Over-Year

U.S. Bancorp 11 ▪ On a linked quarter basis, adjusted noninterest expense decrease driven by lower compensation expense offset by an increase in marketing and business development. ▪ Merger and integration-related charges of $171M this quarter related to the Union Bank acquisition. $ in millions 1 Non-GAAP; see slide 6 and the appendix for calculations and description of notable items 4Q23 3Q23 4Q22 Compensation & Benefits $2,509 $2,615 $2,402 Technology & Communications 513 511 459 Occupancy & Equipment 316 313 290 Professional Services 158 127 173 Marketing/Business Development 196 176 144 All Other 512 504 485 Total Noninterest Expense, Adjusted1 $4,204 $4,246 $3,953 Notable Items1 1,015 284 90 Total Noninterest Expense, Reported $5,219 $4,530 $4,043 Noninterest Expense Reported +15% Linked Quarter +29% Year-Over-Year Excluding Notable Items1 -1% Linked Quarter +6% Year-Over-Year

U.S. Bancorp 12 $210 $282 $340 $420 $463 $191 $145 $238 $95 $49 NCOs Reserve Build Allowance for Credit Losses/ Period-end Loans 4Q22 1Q23 2Q23 3Q23 4Q23 Change vs. 4Q23 3Q23 4Q22 Non-performing Assets Balance ($M) $1,494 $184 $478 NPAs/Period-end Loans plus OREO 0.40% 5 bps 14 bps Ne Net Charge-offs NCOs ($M) $463 $43 $253 NCOs/Avg Loans 0.49% 5 bps 26 bps Core Provision for Credit Losses Trending $ in millions, unless specified 1 Non-GAAP; see appendix for calculations and description of notable items Credit Quality Credit quality normalizing to pre-pandemic levels Net Charge-off and Nonperforming Assets Highlights 1 1 Allowance for Credit Losses by Loan Category, 4Q23 $512 $401 1 $427 1 $578 1 $515 Amount ($B) Loans and Leases Outstanding (%) Commercial $2.1 1.6% Commercial Real Estate 1.6 3.0% Residential Mortgage 0.8 0.7% Credit Card 2.4 8.4% Other Retail 0.9 2.0% Total $7.8 2.1% 1 1 1 ▪ Credit quality reflects normalization and CRE market stress, as well as the impact of higher interest rates on borrowers. ▪ We maintained our CRE Office reserve coverage at 10%. ▪ Continued to prudently manage our credit risk position, with increased criticized levels. 1.91% 1.94% 2.03% 2.08% 2.10% 1 1

Accelerated Capital Accretion

CET1 capital ratio is **290 bps above** our **regulatory capital minimum**



20 bps vs 3Q23
9.7%
0.2%
(0.2)%
0.2%
9.9%
3Q23
Net Income
Dividend on Common Stock
RWA / Balance Sheet Optimization
4Q23
7% CET1 Ratio Regulatory Minimum Binding Capital Constraint

4th Quarter Highlights

- Solid earnings accretion of ~20bps, reflective of our diversified business mix and enhanced earnings profile as a result of our acquisition of Union Bank.
  - Fourth quarter earnings generation impacted by notable items of $(780) million net of tax.
- An additional ~20bps of risk-weighted asset and balance sheet optimization activities with low-to-neutral earnings impact.

U.S. Bancorp Ratios calculated in accordance with transitional regulatory requirements related to the current expected credit losses methodology 13

U.S. Bancorp 14 Union Bank › Achieved $900M of run-rate cost synergies › Significant revenue opportunities Strong Risk Management › Through-the-cycle credit risk management › Robust asset / liability management Continued Investment › Digitalization / cloud migration › Payments ecosystem Well-Positioned for 2024 and Beyond

U.S. Bancorp 15 Appendix

U.S. Bancorp 16 $359.8 $376.9 $372.9 4Q 2022 3Q 2023 4Q 2023 Average Loans -1.1% linked quarter +3.6% year-over-year $ in billions ▪ On a year-over-year basis, average total loans grew due to growth in the legacy loan portfolio and from the Union Bank acquisition. ▪ On a linked quarter basis, average total loans decreased as growth in credit cards and residential mortgages were more than offset by declines across commercial, commercial real estate, and other retail loans. Average % of Average Change vs. 4Q 2023 Balance Total 3Q23 4Q22 Commercial $131 35% (2.7) % (1.4) % Commercial Real Estate 54 14% (0.8) 17.7 Residential Mortgages 115 31% 0.5 18.6 Credit Card 28 8% 3.2 10.2 Other Retail 45 12% (3.0) (23.6) Total Loans $373 (1.1) % 3.6%

U.S. Bancorp 17 Average Deposits -1.9% linked quarter +4.3% year-over-year $ in billions ▪ On a year-over-year basis, average total deposits grew due to higher interest-bearing deposits, partially offset by decreasing noninterest-bearing deposits ▪ On a linked quarter basis, average total deposits declined primarily from lower noninterest-bearing deposits due to pricing pressures from higher rates. Noninterest-bearing Interest-bearing 4Q22 3Q23 4Q23 Average Average Change vs. 4Q 2023 Balance 3Q23 4Q22 Noninterest-bearing deposits $91 (7.1) % (23.8) % Money market savings 187 5.6 37.8 Interest checking 127 (3.9) 2.3 Savings accounts 45 (10.8) (34.2) Time deposits 53 (3.7) 52.9 Total interest-bearing deposits $412 (0.6) % 13.6 % Total Deposits $503 (1.9) % 4.3% $502.8$512.3 $481.8

Payment Services

Payment Fees as a % of Total Net Revenue (4Q23)



84.8%
6.0%
6.5%
2.7%
Merchant Processing
All Other Revenue
Card[1]
Corporate Payments

Highlights

Total payment fee revenue grew 8% year-over-year due to continued strength in consumer and business spend activities

- Total Credit Card fee revenue (credit, debit and prepaid) improved 14% YoY on strong holiday sales and mix and the Union Bank acquisition.
- Merchant processing fee revenue improved 6% YoY on sales growth.
- Corporate payments fee revenue improved 2% YoY as corporate spend growth was partially offset by continued softness in freight.

Historical Linked Quarter Seasonality for Payment Fees Revenue[2]

Segment	1Q	2Q	3Q	4Q
Card[1]	↓	↑	stable	↑
Corporate Payments	stable	↑	↑	↓
Merchant Processing	↓	↑	↑	↓

Tech-led[3] Merchant Processing Fee Revenue Growth



52%
6%
4Q23 vs. 4Q22
4Q23 vs 4Q19

Multiyear investments** in e-commerce and tech-led are expected to continue to **drive growth – representing 31% of merchant processing revenue

Revenue Growth Rates

+13.5% Year-Over-Year	+6.2% Year-Over-Year	+2.2% Year-Over-Year
Total Credit Card Fee Growth	**Merchant Processing Fee Growth**	**Corporate Payments Fee Growth**

U.S. Bancorp

[1] Includes Prepaid Card
[2] Linked quarter change based on trends from 2015 – 2019
[3] Tech-led includes digital, omni-commerce and e-commerce as well as investments in integrated software providers

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U.S. Bancorp 19 Credit Quality – Commercial Key StatisticsAverage Loans ($M) and Net Charge-offs Ratio 3.4% 2.1% 1.8% (2.4)% (2.7)% Linked Quarter Growth(a) Key Points ▪ Average loans decreased by (2.7)% on a linked quarter basis ▪ Utilization is down quarter over quarter to 24.2% at 4Q23 versus 24.7% at 3Q23 ▪ Increases in delinquencies for the Commercial portfolio this quarter were primarily administrative in nature 1 Non-GAAP; see appendix for calculations and description of notable items (a) Average loans at 4Q22 includes only 1 month of Union Bank (12/1 acquisition date), whereas 1Q23 and forward includes full quarter $132,918 $135,683 $138,085 $134,720 $131,096 0.10% 0.14% 0.41% 0.26% 0.27% 0.26% Average Loans NCO%, Adjusted Reported NCO% 4Q22 1Q23 2Q23 3Q23 4Q23 $ in millions 4Q22 3Q23 4Q23 Average Loans $132,918 $134,720 $131,096 30-89 Delinquencies 0.26% 0.24% 0.35% 90+ Delinquencies 0.07% 0.05% 0.09 % Nonperforming Loans 0.12% 0.19% 0.29% 1 Revolving Line Utilization Trend 3Q 15 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 15% 20% 25% 30% 35%

U.S. Bancorp 20 Credit Quality – Commercial Real Estate Key Points Average Loans ($M) and Net Charge-offs Ratio Key Statistics Linked Quarter Growth(a) 14.3% 21.6% (1.2)% (1.2)% (0.8)% ▪ Average loans essentially flat on a linked quarter basis ▪ Net charge-off rate and nonperforming loans increased from the previous quarter 1 Non-GAAP; see appendix for calculations and description of notable items 2 SFR = Single Family Residential (a) Average loans at 4Q22 includes only 1 month of Union Bank (12/1 acquisition date), whereas 1Q23 and forward includes full quarter $45,722 $55,595 $54,934 $54,253 $53,825 0.03% 0.19% 0.19% 0.36% 0.85% 0.36% 0.52% Average Loans NCO%, Adjusted Reported NCO% 4Q22 1Q23 2Q23 3Q23 4Q23 CRE by Loan Type Mortgage 58% Owner occupied 20% Construction 22% CRE by Property Class SFR Construction 8% Owner Occupied 20% Multi-Family 33% Office 13% Industrial 10% Other 16% $ in millions 4Q22 3Q23 4Q23 Average Loans $45,722 $54,253 $53,825 30-89 Delinquencies 0.16% 0.07% 0.10% 90+ Delinquencies 0.01% — % 0.01 % Nonperforming Loans 0.61% 1.33% 1.45% 1 2

U.S. Bancorp 21 Credit Quality – Residential Mortgage Key Points ▪ Average loans essentially flat on a linked quarter basis ▪ Continued low losses and nonperforming loans were supported by strong portfolio credit quality and collateral values ▪ Originations continued to reflect high credit quality (weighted average credit score of 770, weighted average LTV of 73%) Linked Quarter Growth(a) Average Loans ($M) and Net Charge-offs Ratio Key Statistics 1 Non-GAAP; see appendix for calculations and description of notable items (a) Average loans at 4Q22 includes only 1 month of Union Bank (12/1 acquisition date), whereas 1Q23 and forward includes full quarter $97,092 $116,287 $117,606 $114,627 $115,196 -0.01%-0.01% 0.00% 0.39% 0.00% Average Loans NCO%, Adjusted Reported NCO% 4Q22 1Q23 2Q23 3Q23 4Q23 $ in millions 4Q22 3Q23 4Q23 Average Loans $97,092 $114,627 $115,196 30-89 Delinquencies 0.17% 0.11% 0.15% 90+ Delinquencies 0.08% 0.11% 0.12 % Nonperforming Loans 0.28% 0.14% 0.14% 15.6% 19.8% 1.1% (2.5)% 0.5% 1 Residential Mortgage Delinquencies ($M) 30-89 days past due 90+ days past due 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 $— $200 $400 $600 $800 -0.1%

U.S. Bancorp 22 Credit Quality – Credit Card Key Points ▪ Average loans increased by 3.2% on a linked quarter basis ▪ Net charge-off rate of 3.65% and increases in 30-89 and 90+ day delinquencies reflect portfolio normalization Average Loans ($M) and Net Charge-offs Ratio Key Statistics 4.4% 1.6% 1.9% 3.2% 3.2% Linked Quarter Growth(a) 1 Non-GAAP; see appendix for calculations and description of notable items (a) Average loans at 4Q22 includes only 1 month of Union Bank (12/1 acquisition date), whereas 1Q23 and forward includes full quarter $25,173 $25,569 $26,046 $26,883 $27,753 2.19% 2.76% 2.78% 3.06% 3.25% 3.65% Average Loans NCO%, Adjusted Reported NCO% 4Q22 1Q23 2Q23 3Q23 4Q23 $ in millions 4Q22 3Q23 4Q23 Average Loans $25,173 $26,883 $27,753 30-89 Delinquencies 1.08% 1.35% 1.42% 90+ Delinquencies 0.88% 1.17% 1.31 % Nonperforming Loans — % — % — % 1 Credit Card Delinquencies ($M) 30-89 days past due 90+ days past due 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 $— $200 $400 $600 $800 $1,000

U.S. Bancorp 23 Credit Quality – Other Retail Key Points ▪ Average loans decreased by (3.0%) on a linked quarter basis ▪ Net charge-offs decreased, while delinquencies and nonperforming loans increased from prior quarter Average Loans ($M) and Net Charge-offs Ratio Key Statistics 1 Non-GAAP; see appendix for calculations and description of notable items (a) Average loans at 4Q22 includes only 1 month of Union Bank (12/1 acquisition date), whereas 1Q23 and forward includes full quarter Linked Quarter Growth(a) (2.0)% (9.0)% (2.7)% (11.0)% (3.0)% $58,906 $53,616 $52,146 $46,394 $44,986 0.25% 0.53% 1.52% 1.69% 0.47% Average Loans NCO% adjusted Reported NCO% 4Q22 1Q23 2Q23 3Q23 4Q23 Auto Loans 23% Installment 31% Home Equity 29% Retail Leasing 9% Revolving Credit 8% $ in millions 4Q22 3Q23 4Q23 Average Loans $58,906 $46,394 $44,986 30-89 Delinquencies 0.56% 0.56% 0.63% 90+ Delinquencies 0.12% 0.13% 0.15 % Nonperforming Loans 0.25% 0.28% 0.31% 1 0.26%

U.S. Bancorp 24 Non-GAAP Financial Measures (1), (2) – see last page in appendix for corresponding notes Three Months Ended (Dollars in Millions, Unaudited) December 31, 2023 September 30, 2023 December 31, 2022 Net interest income $ 4,111 $ 4,236 $ 4,293 Taxable-equivalent adjustment (1) 31 32 32 Net interest income, on a taxable-equivalent basis 4,142 4,268 4,325 Net interest income, on a taxable-equivalent basis (as calculated above) 4,142 4,268 4,325 Noninterest income 2,620 2,764 2,043 Less: Securities gains (losses), net (116) — (18) Total net revenue, excluding net securities gains (losses) (a) 6,878 7,032 6,386 Noninterest expense (b) 5,219 4,530 4,043 Efficiency ratio (b)/(a) 75.9% 64.4% 63.3 % Total net revenue, excluding net securities gains (losses) (as calculated above) $ 6,878 $ 7,032 $ 6,386 Less: Notable items (2) — — (381) Total net revenue, excluding net securities gains (losses) and notable items (c) 6,878 7,032 6,767 Noninterest expense 5,219 4,530 4,043 Less: Notable items (2) 1,015 284 90 Noninterest expense, excluding notable items (d) 4,204 4,246 3,953 Efficiency ratio, excluding notable items (d)/(c) 61.1% 60.4% 58.4 % Net income attributable to U.S. Bancorp $ 847 $ 1,523 $ 925 Less: Notable items (2) (780) (213) (952) Net income attributable to U.S. Bancorp, excluding notable items 1,627 1,736 1,877 Annualized net income attributable to U.S. Bancorp, excluding notable items (e) 6,455 6,887 7,447 Average assets (f) 651,448 663,999 622,064 Return on average assets, excluding notable items (e)/(f) 0.99% 1.04% 1.20 % Net income applicable to U.S. Bancorp common shareholders $ 766 $ 1,412 $ 853 Less: Notable items, including the impact of earnings allocated to participating stock awards (2) (775) (212) (948) Net income applicable to U.S. Bancorp common shareholders, excluding notable items 1,541 1,624 1,801 Annualized net income applicable to U.S. Bancorp common shareholders, excluding notable items (g) 6,114 6,443 7,145 Average common equity (h) 47,506 47,009 42,457 Return on average common equity, excluding notable items (g)/(h) 12.9% 13.7% 16.8 % Net income applicable to U.S. Bancorp common shareholders, excluding notable items (as calculated above) (i) $ 1,541 $ 1,624 $ 1,801 Average diluted common shares outstanding (j) 1,558 1,549 1,501 Diluted earnings per common share, excluding notable items (i)/(j) $ 0.99 $ 1.05 $ 1.20

U.S. Bancorp 25 Three Months Ended Year Ended (Dollars in Millions, Unaudited) December 31, 2023 September 30, 2023 December 31, 2022 December 31, 2023 Net income applicable to U.S. Bancorp common shareholders $ 766 $ 1,412 $ 853 $ 5,051 Intangibles amortization (net-of-tax) 123 127 67 502 Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization 889 1,539 920 5,553 Annualized net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (a) 3,527 6,106 3,650 5,553 Average total equity 54,779 54,283 49,731 54,125 Average preferred stock (6,808) (6,808) (6,808) 6,808 Average noncontrolling interests (465) (466) (466) 465 Average goodwill (net of deferred tax liability) (3) (11,475) (11,493) (9,202) 11,485 Average intangible assets (net of deferred tax liability), other than mortgage servicing rights (2,295) (2,418) (1,637) 2,480 Average tangible common equity (b) 33,736 33,098 31,618 32,887 Return on tangible common equity (a)/(b) 10.5% 18.4% 11.5% 16.9 % Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (as calculated above) $ 889 $ 1,539 $ 920 $ 5,553 Less: Notable items, including the impact of earnings allocated to participating stock awards (2) (775) (212) (948) (1,597) Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization and notable items 1,664 1,751 1,868 7,150 Annualized net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization and notable items (c) 6,602 6,947 7,411 7,150 Average tangible common equity (as calculated above) (d) 33,736 33,098 31,618 32,887 Return on tangible common equity, excluding notable items (c)/(d) 19.6% 21.0% 23.4% 21.7% (2), (3) – see last page in appendix for corresponding notes Non-GAAP Financial Measures

U.S. Bancorp 26(2) – see last page in appendix for corresponding notes Three Months Ended (Dollars in Millions, Unaudited) June 30, 2023 March 31, 2023 December 31, 2022 Net charge-offs $ 649 $ 373 $ 578 Less: Notable items (2) 309 91 368 Net charge-offs, excluding notable items 340 282 210 Annualized net charge-offs, excluding notable items (a) 1,364 1,144 833 Average loan balances (b) 388,817 386,750 359,811 Net charge-off ratio, excluding notable items (a)/(b) 0.35% 0.30% 0.23 % Provision for Credit Losses Combined, Reported $ 821 $ 1,192 Less: Notable items (2) 243 791 Provision for Credit Losses Combined, Adjusted 578 401 Commercial loan net charge-offs $ 138 Less: Notable items (2) 104 Net charge-offs, excluding notable items 34 Annualized net charge-offs, excluding notable items (c) 135 Commercial average loan balances (d) 132,918 Commercial loan net charge-off ratio, excluding notable items (c)/(d) 0.10 % Residential Mortgage loan net charge-offs $ 114 Less: Notable items (2) 117 Net charge-offs, excluding notable items (3) Annualized net charge-offs, excluding notable items (e) (12) Residential Mortgage average loan balances (f) 117,606 Residential Mortgage loan net charge-off ratio, excluding notable items (e)/(f) (0.01) % Non-GAAP Financial Measures

U.S. Bancorp 27 Non-GAAP Financial Measures Three Months Ended (Dollars in Millions, Unaudited) June 30, 2023 March 31, 2023 December 31, 2022 Credit card loan net charge-offs $ 175 Less: Notable items (2) 36 Net charge-offs, excluding notable items 139 Annualized net charge-offs, excluding notable items (g) 551 Credit Card average loan balances (h) 25,173 Credit Card loan net charge-off ratio, excluding notable items (g)/(h) 2.19 % Other Retail loan net charge-offs $ 220 $ 226 Less: Notable items (2) 192 189 Net charge-offs, excluding notable items 28 37 Annualized net charge-offs, excluding notable items (i) 112 147 Other Retail average loan balances (j) 52,146 58,906 Other Retail loan net charge-off ratio, excluding notable items (i)/(j) 0.22% 0.25 % Commercial Real Estate loan net charge-offs $ 117 $ 42 Less: Notable items (2) 91 39 Net charge-offs, excluding notable items 26 3 Annualized net charge-offs, excluding notable items (k) 105 12 Commercial Real Estate average loan balances (l) 55,595 45,722 Commercial Real Estate loan net charge-off ratio, excluding notable items (k)/(l) 0.19% 0.03% (2) – see last page in appendix for corresponding notes

U.S. Bancorp 28 Non-GAAP Financial Measures (1), (2), (3) – see last page in appendix for corresponding notes Three Months Ended (Dollars and Shares in Millions Except Per Share Data, Unaudited) December 31, 2023 September 30, 2023 December 31, 2022 Common equity $ 48,498 $ 46,305 $ 43,958 Less: Goodwill (net of deferred tax liability) (3) (11,480) (11,470) (11,395) Less: Intangible assets (net of deferred tax liability), other than mortgage servicing rights (2,278) (2,370) (2,792) Tangible common equity (c) 34,740 32,465 29,771 Common shares outstanding (d) 1,558 1,557 1,531 Ratios Tangible book value per common share (c)/(d) $ 22.30 $ 20.85 $ 19.45 Three Months Ended Year Ended (Dollars in Millions, Unaudited) December 31, 2023 December 31, 2022 December 31, 2023 Net interest income $ 4,111 $ 4,293 $ 17,396 Taxable-equivalent adjustment (1) 31 32 131 Net interest income, on a taxable-equivalent basis 4,142 4,325 17,527 Net interest income, on a taxable-equivalent basis (as calculated above) 4,142 4,325 17,527 Noninterest income 2,620 2,043 10,617 Total net revenue 6,762 6,368 28,144 Total net revenue (as calculated above) 6,762 6,368 28,144 Less: Notable items (2) (118) (399) (140) Total net revenue, excluding notable items 6,880 6,767 28,284

U.S. Bancorp 29 Non-GAAP Financial Measures ($ in millions) Year Ended December 31, 2023 Line of Business Financial Performance Net Revenue Wealth, Corporate, Commercial and Institutional Banking $ 10,272 Consumer and Business Banking 9,993 Payment Services 6,758 Treasury and Corporate Support 1,121 Total Company 28,144 Less Treasury and Corporate Support 1,121 Total Company excluding Treasury and Corporate Support $ 27,023 Percent of Total Company Wealth, Corporate, Commercial and Institutional Banking 36 % Consumer and Business Banking 36 % Payment Services 24 % Treasury and Corporate Support 4 % Total Company 100 % Percent of Total Company excluding Treasury and Corporate Support Wealth, Corporate, Commercial and Institutional Banking 38 % Consumer and Business Banking 37 % Payment Services 25 % Total Company excluding Treasury and Corporate Support 100%

U.S. Bancorp 30 Notes 1. Based on a federal income tax rate of 21 percent for those assets and liabilities whose income or expense is not included for federal income tax purposes. 2. Notable items for the three months ended December 31, 2023 of $1.1 billion ($780 million net-of-tax, including a $70 million discrete tax benefit) included $(118) million of noninterest income related to investment securities balance sheet repositioning and capital management actions, $171 million of merger and integration-related charges, $734 million of FDIC special assessment charges and a $110 million charitable contribution. Notable items for the three months ended September 30, 2023 included $284 million ($213 million net-of-tax) of merger and integration-related charges. Notable items for the three months ended December 31, 2022 of $1.3 billion ($952 million net-of-tax) included $(399) million of noninterest income related to balance sheet repositioning and capital management actions, $90 million of merger and integration-related charges and $791 million of provision for credit losses related to the acquisition of MUB and balance sheet optimization activities. Notable items for the year-ended December 31, 2023 of $2.2 billion ($1.6 billion net-of-tax, including a $70 million discrete tax benefit) included $(140) million of noninterest income related to investment securities balance sheet repositioning and capital management actions, $1.0 billion of merger and integration-related charges, $734 million of FDIC special assessment charges, a $110 million charitable contribution and $243 million of provision for credit losses related to balance sheet repositioning and capital management actions. Notable items for the three months ended June 30, 2023 included $309 million of net charge-offs related to balance sheet repositioning and capital management actions. Notable items for the three months ended March 31, 2023 included $91 million of net charge-offs related to uncollectible acquired loans, considered purchase credit deteriorated as of the date of the acquisition. Notable items for the three months ended December 31, 2022 included $179 million of net charge-offs related to uncollectible acquired loans as well as $189 million of net charge- offs related to balance sheet repositioning and capital management actions. 3. Includes goodwill related to certain investments in unconsolidated financial institutions per prescribed regulatory requirements.

U.S. Bancorp 31